Exhibit 4.2

AMENDMENT AND WAIVER

TO THE

SHAREHOLDERS’ AGREEMENT

February 11, 2013

WHEREAS, the undersigned parties to this amendment and waiver (this “Amendment and Waiver”) are parties to that certain Shareholders’ Agreement, dated as of May 16, 2012 (as may be amended from time to time, the “Agreement”), among (i) Edwards Group Limited, a Cayman Islands exempted company (the “Company”), (ii) CCMP Capital Investors II (AV-3), LP., a Cayman Islands exempted limited partnership (“AV-3”), (iii) CCMP Capital Investors (Cayman) II, LP., a Cayman Islands exempted limited partnership (“Cayman” and together with AV-3, “CCMP”), (iv) Unitas Capital Investors (Cayman) Ltd., a Cayman Islands limited company (“Unitas”), and (v) each person listed as a “Management Shareholder” on the signature pages thereto or that has subsequently become a party to the Agreement as a “Management Shareholder” (each a “Management Shareholder” and, collectively, the “Management Shareholders”);

WHEREAS, pursuant to Section 5.7 (a) of the Agreement, the Agreement may be amended or otherwise modified with the written consent of the Company and the holders of a majority of Registrable Securities then outstanding (the “Required Parties”);

WHEREAS, the undersigned are holders of a majority of outstanding Registrable Securities; and

WHEREAS, the Required Parties desire hereby to amend the Agreement to reflect changes in certain rights of the Sponsors.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Amendment.                         The Required Parties hereby consent to the amendment of the Agreement as follows:

a.              The second sentence in Section 3.1 (b) of the Agreement shall be deleted in its entirety and be of no further force or effect; and

b.              Section 3.3 of the Agreement shall be deleted in its entirety and be of no further force or effect.

2.                                      Waiver. CCMP, for itself, hereby waives all of its rights with respect to, and shall have no right of approval with respect to, those matters set forth in Section 3.1 (c)(iv) and Section 3.1 (c)(vii) of the Agreement.

3.                                      Full Force and Effect. Except as modified in the manner described in this Amendment and Waiver, the Agreement shall remain in full force and effect.

4.                                      Governing Law. All issues concerning the relative rights of the Company, CCMP and Unitas with respect to each other, and all other issues concerning the construction, validity and interpretation of this Amendment and Waiver, and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state.

5.                                      Counterparts. The Amendment and Waiver may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

6.                                      Defined Terms. Any terms used in this Amendment and Waiver and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed as of date first written above.

CCMP CAPITAL INVESTORS II (AV-3), L.P.

	By:	CCMP Capital Associates, L.P.,
its general partner

	By:	CCMP Capital Associates GP, LLC,
its general partner

By:
Name:

Title:

CCMP CAPITAL INVESTORS (CAYMAN) II, L.P.

	By:	CCMP Capital Associates, L.P.,
its general partner

	By:	CCMP Capital Associates GP, LLC,
its general partner

By:
Name:

Title:

UNITAS CAPITAL INVESTORS (CAYMAN) LTD.

By:
Name:

Title:

Acknowledged and accepted:

EDWARDS GROUP LIMITED

By:
Name:

Title: